SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GEN CIGAR HLDG INC A

          GAMCO INVESTORS, INC.
                                 9/08/97            2,000            22.6125

          GABELLI ASSOCIATES FUND
                                 8/22/97              150            22.3750
                                 7/15/97            2,200            23.6500
                                 7/09/97            1,300            23.4135
                                 7/08/97            6,200            25.4524
                                 7/07/97            2,600            27.9000





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.





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